UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 6, 2011

CYBERDEFENDER CORPORATION
(Exact name of Company as specified in Charter)

Delaware	333-138430	65-1205833
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

617 West 7th Street, Suite 1000
Los Angeles, California 90017
 (Address of Principal Executive Offices)

213-689-8631
(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (see General Instruction A.2 below).

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13(e)-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

In a Current Report on Form 8-K filed with the Securities and Exchange Commission on October 4, 2011, CyberDefender Corporation (the “Company”) reported the completion of the first of three $1 million tranches of a private sale of an aggregate of $3 million of 10.5% Subordinated Convertible Promissory Notes (the “Notes”) to Mr. Sean P. Downes, an investor in the Company, pursuant to a Securities Purchase Agreement dated and effective as of September 30, 2011.  The second tranche of the sale was completed on November 4, 2011.

On December 6, 2011, the Company and Mr. Downes entered into a First Amendment to Securities Purchase Agreement (the “First Amendment”) pursuant to which the closing date for the completion of the third $1 million tranche of the sale was extended from November 30, 2011 to December 15, 2011.  On December 8, 2011, subsequent to the execution of the First Amendment, the Company received from Mr. Downes $500,000 of the third $1 million tranche.

Item 9.01	Financial Statements and Exhibits

Exhibit 99.1	Form of First Amendment to Securities Purchase Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  December 12, 2011

CYBERDEFENDER CORPORATION

By:	/s/ Kevin Harris
Kevin Harris, Interim Chief Executive Officer and Chief Financial Officer